UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 6, 2020

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CYH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 6, 2020, CHS/Community Health Systems, Inc. (the “Issuer”), a direct, wholly owned subsidiary of Community Health Systems, Inc. (the “Company”), completed its previously announced offering of $1,462,000,000 aggregate principal amount of its 6.625% Senior Secured Notes due 2025 (the “Notes”). The terms of the Notes are governed by an indenture, dated as of February 6, 2020, among the Issuer, the Company, the subsidiary guarantors party thereto, Regions Bank, as trustee (the “Trustee”), and Credit Suisse AG, as collateral agent (the “Collateral Agent”) (the “Indenture”).

The Notes bear interest at a rate of 6.625% per year payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2020.

The Notes are unconditionally guaranteed on a senior-priority secured basis by the Company and each of the Issuer’s current and future domestic subsidiaries that provide guarantees under the Issuer’s ABL facility (the “ABL Facility”), any capital market debt securities of the Issuer (including the Issuer’s outstanding senior notes) and certain other long-term debt of the Issuer and the guarantors.

The Notes and the related guarantees are secured by (i) first-priority liens on the collateral (the “Non-ABL Priority Collateral”) that also secures on a first-priority basis the Issuer’s existing senior-priority secured notes (the “Existing Senior-Priority Secured Notes”) and (ii) second-priority liens on the collateral (the “ABL-Priority Collateral” and together with the Non-ABL Priority Collateral, the “Collateral”) that secures on a first-priority basis the ABL Facility (and also secures on a second-priority basis the Existing Senior-Priority Secured Notes), in each case subject to permitted liens described in the Indenture. The Notes are subject to the terms of three intercreditor agreements: (1) the intercreditor agreement which governs the relative rights of the secured parties in respect of the ABL Facility, the Existing Senior-Priority Secured Notes, the Issuer’s existing junior-priority secured notes (the “Existing Junior-Priority Secured Notes”) and the Notes (the “ABL Intercreditor Agreement”), (2) the intercreditor agreement which governs the relative rights of the secured parties in respect of the Existing Senior-Priority Secured Notes, the Existing Junior-Priority Secured Notes and the Notes (the “Senior-Junior Intercreditor Agreement”) and (3) the intercreditor agreement which governs the relative rights of holders of the Notes, holders of the Existing Senior-Priority Secured Notes and holders of any future obligations secured on a pari passu basis with the Notes (the “Pari Passu Intercreditor Agreement” and, together with the ABL Intercreditor Agreement and the Senior-Junior Intercreditor Agreement, the “Intercreditor Agreements”). Each of the Intercreditor Agreements restrict the actions permitted to be taken by the Collateral Agent with respect to the Collateral on behalf of the holders of the Notes.

At any time prior to February 15, 2022, the Issuer may redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date plus a “make-whole” premium, as described in the Indenture. On or after February 15, 2022, the Issuer may redeem some or all of the Notes at any time and from time to time at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time prior to February 15, 2022, the Issuer may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at the redemption price set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date.

If the Company or the Issuer experiences a Change of Control (as defined in the Indenture), the Issuer is required to offer to repurchase the Notes at 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, make certain investments, incur restrictions on the ability of the Issuer’s restricted subsidiaries that are not guarantors to pay dividends or make certain other payments, create or incur certain liens, sell assets and subsidiary stock, impair the security interests, transfer all or substantially all of the Issuer’s assets or enter into merger or consolidation transactions, and enter into transactions with affiliates. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in the Indenture, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable, failure to perfect certain collateral securing the Notes and certain events of bankruptcy or insolvency.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01.	Other Events.

The Issuer intends to use the net proceeds of the offering of Notes to (i) purchase any and all of its 5.125% Senior Secured notes due 2021 (the “2021 Notes”) validly tendered and not validly withdrawn in the cash tender offer announced on January 23, 2020 (the “Tender Offer”), (ii) redeem all of the 2021 Notes that are not purchased pursuant to the Tender Offer, (iii) purchase approximately $425.5 million aggregate principal amount of its 6.250% Senior Secured Notes due 2023 (the “2023 Notes”) in a privately negotiated transaction (the “2023 Notes Partial Repurchase”) and (iv) pay related fees and expenses.

On February 5, 2020, the Company issued a press release announcing the early tender results of the Tender Offer. As of 5:00 p.m., New York City time, on February 5, 2020 (the “Early Tender Deadline”), $632,452,000 in aggregate principal amount, or approximately 63.25%, of the outstanding 2021 Notes had been validly tendered and not withdrawn and accepted by the Issuer. Payment for the 2021 Notes accepted for purchase on or prior to the Early Tender Deadline was made on February 6, 2020. The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, at the end of the day on February 20, 2020, unless extended or earlier terminated by the Issuer. Any 2021 Notes that are not purchased pursuant to such Tender Offer will be redeemed on February 22, 2020 at a redemption price of 100.00% of the principal amount of the 2021 Notes plus accrued and unpaid interest to, but not including, February 22, 2020. A copy of the press release issued by the Company announcing the early tender results is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

After giving effect to the 2023 Notes Partial Repurchase, approximately $2,674,500,000 of 2023 Notes remain outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

4.1	Indenture, dated as of February 6, 2020, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the guarantors party thereto, Regions Bank, as trustee, and Credit Suisse AG, as collateral agent, relating to the 6.625% Senior Secured Notes due 2025.

99.1	Press Release of Community Health Systems, Inc., dated February 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons Executive Vice President and Chief Financial Officer (principal financial officer)